Exhibit 99.1

CONSENT TO ACT AS DIRECTOR

TO:	NORTHUMBERLAND RESOURCES, inc. (the “Corporation”)

1.	I hereby consent to my appointment as a director of the Corporation.

2.	I hereby confirm that as of this date, I am not disqualified from acting as a director pursuant to the laws of the State of Nevada. This consent shall be effective as of this date and shall remain effective until revoked by notice in writing to the Corporation at its registered office.

This consent may be sent by electronic facsimile transmission and shall be deemed to be an original.

DATED as of the Seventh day of January, 2013.

/s/ Ryan Kerr
Ryan Kerr

Address:

14344 S. 52nd East Ave.
Bixby, OK 740008